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                                                                    EXHIBIT 99.1

                                   EXHIBIT "A"

                                   ZILA, INC.

                          1997 STOCK OPTION AWARD PLAN,
                             AS AMENDED AND RESTATED


1.       DEFINITIONS.

         The following definitions shall be applicable throughout the Plan:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Certificate of Incorporation" means the Company's Certificate of Incorporation, as amended or restated from time to time.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any rules or regulations under such Section.

         (d) "Committee" means the committee appointed by the Board to administer the Plan as referred to in Section 4.

         (e) "Commission" means the Securities and Exchange Commission or any successor agency.

         (f) "Company" means Zila, Inc., a Delaware corporation.

         (g) "Date of Grant" means the date on which the granting of an Option is authorized by the Board or such later date as may be specified by the Board in such authorization as referred to in Section 7.

         (h) "Eligible Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis who satisfies all of the requirements of Section 6.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         (j) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value determined by the Board in good faith using a generally accepted valuation method and, in the case of Incentive Stock Options, determined in accordance with applicable Treasury regulations; provided, however, that where there is a public market for the Stock, the Fair Market Value per Share shall be the mean of the final bid and asked prices of the Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

         (k) "Holder" means an employee of the Company or a Subsidiary who has been granted an Option.

         (l) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         (m) "Non-Employee Director" means a member of the Board who qualifies as a "Non-employee Director" as defined in Rule 16b-3, as promulgated by the Commission under the Exchange Act or any successor definition adopted by the Commission.

         (n) "Non-Qualified Options" means an Option which is not an Incentive Stock Option.
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         (o) "Normal Termination" means termination at retirement pursuant to the Company or Subsidiary retirement plan then in effect.

         (p) "Option" means an award granted under Section 6 of the Plan and includes both Non-Qualified Options and Incentive Stock Options.

         (q) "Plan" means the Zila, Inc. 1997 Stock Option Award Plan.

         (r) "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

         (s) "Share" means a share of Stock.

         (t) "Stock" means common stock of the Company as described in the Certificate of Incorporation.

         (u) "Subsidiary" means "subsidiary corporation" as defined in Section 424(f) of the Code.

         (v) "Termination" means separation from employment with the Company or any of its Subsidiaries for any reason except due to death.

         (w) "Treasury" means the Department of the Treasury of the United States of America.

2.       PURPOSE.

         The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to enter the employ of the Company or its Subsidiaries and to provide a means whereby employees upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and their desire to remain in its employ. A further purpose of the Plan is to provide such employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the appropriate incentive can be provided, the Plan provides for granting Non-Qualified Options and Incentive Stock Options, or any combination of the foregoing.

3.       EFFECTIVE DATE, DURATION, SCOPE AND STOCKHOLDER APPROVAL.

         The Plan is effective as of February 5, 1997. The grant of any Incentive Stock Options under the Plan is effective only upon the approval of the Plan by the stockholders. Options may be granted as provided herein for a period of ten years after such date. The Plan shall continue in effect until all matters relating to the payment of Options granted under the Plan and administration of the Plan have been settled.

4.       ADMINISTRATION.

         The Plan shall be administered by the Board or a Committee appointed by the Board in accordance with Rule 16b-3 of the Exchange Act ("Rule 16b-3"). Any Committee which has been delegated the duty of administering the Plan by the Board shall be composed of two or more persons each of whom (i) is a Non-Employee Director and (ii) is an "outside director" as defined in Section 162(m)(4) of the Code. To the extent reasonable and practicable, the Plan shall be consistent with the provisions of Rule 16b-3 to the degree necessary to ensure that transactions authorized pursuant to the Plan are exempt from the operation of Section 16(b) of the Exchange Act. Any reference herein to the Board shall, where appropriate, encompass a Committee appointed to administer the Plan in accordance with this Section 4.

         The Board shall, from time to time, in its discretion, determine which of the Eligible Employees are to be granted Options and the form, amount and timing of such Options and, unless otherwise provided herein, the terms and provisions thereof and the form of payment of an Option, if applicable, and such other matters specifically delegated to It under this Plan. Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan and Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. A quorum of the Board shall consist of a majority of its members and the Board may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent
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to the action taken signed by all members of the Board. No member of the Board shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.

5.       OPTIONS, SHARES SUBJECT TO THE PLAN.

         The Board may, from time to time, grant Options to one or more employees determined by it to be eligible for participation in the Plan, in accordance with the provisions of Section 6; provided, however, that:

                  (a) Subject to Section 9, the aggregate number of Shares made subject to Options under this Plan may not exceed 3,000,000.

                  (b) Such Shares shall be deemed to have been used in the exercise of Options whether actually delivered or whether the Fair Market Value equivalent of such Share is paid in cash. To the extent that an Option lapses or the rights of its Holder terminate, such Shares subject to such Option shall again be available for the grant of an Option.

                  (c) Stock delivered or retained by the Company in settlement under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company.

6.       ELIGIBILITY.

         Officers and other employees of the Company and its Subsidiaries who, in the opinion of the Board, are responsible for the continued growth and development and financial success of the business of the Company or of its Subsidiaries shall be eligible to be granted Options under the Plan. Subject to the provisions of the Plan, the Board shall, from time to time, select from such eligible persons those to whom Options shall be granted and determine the number of Options to be granted. Non-Employee Directors shall not be eligible to receive Options under the Plan.

7.       STOCK OPTIONS.

         Stock Options under the Plan may be of two types: Incentive Stock Options and Non-Qualified Options. Any Stock Option granted under the Plan will be in such form as the Board may from time to time approve.

         The Board will have the authority to grant any optionee Incentive Stock Options, Non-Qualified Options or both types of options. Incentive Stock Options may only be granted to Eligible Employees. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it will be deemed to be a Non-Qualified Option.

         Options will be evidenced by Option agreements, the terms and provisions of which may differ. An Option agreement will indicate on its face whether it is an agreement for an Incentive Stock Option, a Non-Qualified Option, or both. The Date of Grant of an Option will be the date the Committee by resolution selects an individual to be a participant in any grant of an option, determines the number of Shares to be subject to such Option to be granted to such individual and specifies the terms and provisions of the Option. The Company will notify a participant of any grant of an Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant.

         Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options will be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee, to disqualify any Incentive Stock Option under such Section 422.

         Options granted under the Plan will be subject to the following terms and conditions and will contain such additional terms and conditions as the Committee shall deem desirable:

                  (a) Option Price. The Option price per Share shall be set by the Board but shall in no instance be less than the Fair Market Value at the Date of Grant in the case of Incentive Stock Options (110% of the Fair Market Value in the case of a grant of Incentive Stock Options to Eligible Employees owning 10% or more of the combined voting power of all classes of stock of the Company). The Option price per Share for Shares to be issued pursuant to exercise of a Non-Qualified Option shall be determined by the Board.
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                  (b) Form of Payment. At the time of the exercise of the
         Option, the Option price (plus the applicable withholding tax) shall be payable in (i) cash, (ii) withheld Shares upon exercise of an Option having a Fair Market Value at the time the option is exercised equal to the Option price (plus the applicable withholding tax) with the prior approval of the Company, (iii) a manner acceptable to the Company,
         (iii) with Shares owned by the Holder upon exercise of an Option having a Fair Market Value at the time the Option is exercised equal to the Option Price (plus the applicable withholding tax) with the prior approval of the Company, or (iv) any combination of the foregoing.

                  (c) Other Terms and Conditions. If the Holder has not died or terminated employment, the Option shall become exercisable in such manner and within such period or periods, not to exceed ten years (in the case of Incentive Stock Options, not to exceed five years for Eligible Employees owning 10% or more of the combined voting power of all classes of stock of the Company) from its Date of Grant as shall be set forth in the Stock Option Agreement relating to such grant. An Option may be exercised as to such number of Shares and at such times as set forth in the Stock Option Agreement; provided, however, no Option shall be exercised for less than the lesser of 100 Shares or the full number of Shares for which the Option is then exercisable. An Option shall lapse under the following circumstances:

                           (i) Ten years after it is granted, three months after
                  Normal Termination, twelve months after the date of Termination if due to permanent disability, three months after any other Termination or any earlier time set by the grant.

                           (ii) If the Holder dies within the Option period, the
                  Option shall lapse unless it is exercised within the Option period and in no event later than twelve months after the date of his death by the Holder's legal representative or representatives or by the person or persons entitled to do so under the Holder's last will and testament or, if the Holder shall fail to make testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

                           (iii) Notwithstanding the foregoing, in no event
                  shall the period of exercise be less than thirty days after Normal Termination or the death of the Holder; provided, however, that in no event shall an Incentive Stock Option be exercised more than ten years after the Date of Grant.

                  (d) Stock Option Agreement. Each option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the option containing provisions determined by the Board. The provisions shall be subject to the following terms and conditions:

                           (i) Any Option or portion thereof that is exercisable
                  shall be exercisable as to such number of Shares and at such times as set forth in the Stock Option Agreement, except as limited by the terms of the Plan heretofore.

                           (ii) Every Share purchased through the exercise of an
                  Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any Share, when the Holder purchases the Share, or when the Option lapses.

                           (iii) Options shall not be transferable by the Holder
                  except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder.

                           (iv) An unexpired option shall become immediately
                  exercisable (1) automatically on the Holder's Normal Termination, (2) at the discretion of the Board, in whole or in part, on the date the Holder becomes eligible to receive early retirement benefits, as defined under the retirement plan of the Company then in effect, and (3) under such other circumstances as the Board may direct.

                  (e) Individual Dollar Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time such Option is granted) of the Stock with
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         respect to which the Incentive Stock Option is exercisable for the first time by an individual during any calendar year (under all such plans of the Company or Subsidiaries) shall not exceed $100,000.

                  (f) Restriction on Stock Subject to Option. The Board may require in connection with the grant of an Option that the Holder remain in the employ of the Company or a Subsidiary for at least one year following the exercise. The terms of such restriction shall be set forth in the Stock Option Agreement.

8.       GENERAL.

                  (a) Government and other Regulations. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  (b) Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                   (c) Tax Withholding. The employee or other person receiving Stock upon exercise of an Option may be required to pay to the Company or to a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. In connection with such obligation to withhold tax, the Company may defer making delivery of such Stock unless and until indemnified on such withholding liability to its satisfaction.

                  (d) Claim to options and Employment Rights. No employee or other person shall have any claim or right to be granted an Option under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary.

                  (e) Beneficiaries. Any payment of Options due under this Plan to a deceased participant shall be paid to the beneficiary designated by the participant and filed with the Board. If no such beneficiary has been designated or survives the participant, payment shall be made to the participant's legal representative. A beneficiary designation may be aged or revoked by a participant at any time provided the change or revocation is filed with the Board. The designation by a married participant of one or more persons other than the participant's spouse must be consented to by the spouse.

                  (f) Nontransferability. A person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred except, in the event of an employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

                  (g) Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Bylaws or
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         Certificate of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                   (h) Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken, including the furnishing of information, or failure to act, if in good faith.

                  (i) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

                  (j) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

                  (k) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

                  (l) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                  (m) Fractional Shares. No fractional Shares shall be issued and the Board shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or rounding down unless otherwise provided in the Plan.

                  (n) Construction of Plan. The place of administration of the Plan shall be in the State of Arizona, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona.

9.       CHANGES IN CAPITAL STRUCTURE.

                  (a) If the outstanding Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of Shares, recapitalization, merger, consolidation, or other corporate reorganization in which the Company is the surviving corporation, the number and kind of Shares subject to the Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option price and the Board may make any other adjustments as the Board deems appropriate for purposes of the Plan. The determination of the Board as to the terms of any adjustment shall be conclusive except to the extent governed by Treasury regulations applicable to Incentive Stock Options.

                   (b) In the event of a liquidation or dissolution of the Company, sale of all or substantially all of its assets, or a merger, consolidation or other corporate reorganization in which the Company is not the surviving corporation, or any merger or other reorganization in which the Company is the surviving corporation but the holders of its Stock receive securities of another corporation, or in the event a person makes a tender offer to the stockholders of the Company, the Board may, but need not, accelerate the time at which unexercised Options may be exercised. Nothing herein contained shall prevent the substitution of a new Option by the surviving or acquiring corporation.

10.      AMENDMENTS AND TERMINATION.

         The Board may at any time or from time to time (i) amend, terminate or suspend the Plan and, if suspended, reinstate the Plan in whole or in part, or
(ii) with the express written consent of an individual participant, cancel, reduce or otherwise alter such participant's outstanding options under the Plan; provided, however, that any such amendment, termination, suspension, cancellation, reduction or alteration shall be further approved by the shareholders of the
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Company if such approval is required to preserve or comply with any exemption, whether under Rule 16b-3 or otherwise, from Section 16(b) of the Exchange Act or to preserve the status of Incentive Stock Options within the meaning of Section 422 of the Code.

         As approved by the Board of Directors on September 13, 2000.


                                                     /s/ Joseph Hines
                                                     JOSEPH HINES
                                                     Chairman

                                                     ATTEST:

                                                     /s/ Janice L. Backus
                                                     JANICE L. BACKUS
                                                     Secretary